Exhibit 99.2
PennyMac Financial Services, Inc. 2Q25 EARNINGS REPORT July 2025

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding future changes in interest rates, prepayment rates and the housing market; future loan origination, servicing and production, including future production, operating and hedge expenses; future loan delinquencies, defaults and forbearances; future earnings and return on equity as well as other business and financial expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; real estate value changes, housing prices and housing sales; changes in macroeconomic, consumer and real estate market conditions; compliance with changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by federal and state regulators and the enforcement of these regulations; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; foreclosure delays and changes in foreclosure practices; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; the accuracy or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations; conflicts of interest in allocating our services and investment opportunities among us and our advised entity; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the development of artificial intelligence; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; expanding or creating new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only. This presentation contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items and operating net income that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP. 2 FORWARD-LOOKING STATEMENTS

PENNYMAC FINANCIAL SERVICES

2Q25 RESULTS HIGHLIGHT RESILIENCE OF OUR BALANCED BUSINESS MODEL

Solid operating results and a non-recurring tax benefit partially offset by net fair value declines on hedged mortgage servicing rights resulting from extreme market volatility

2Q25 Results

Net income[1]	Diluted EPS[2]
$136mm	$2.54

Annualized ROE[2]	Annualized operating ROE[3]
14%	13%

Book value per share	Dividend per common share
$78.04	$0.30

Production Segment

Pretax income

$58mm

Total loan acquisitions and originations[4]	PFSI correspondent lock volume
$37.9bn	$28.7bn

Broker direct lock volume	Consumer direct lock volume
$7.2bn	$3.8bn

Servicing Segment

Pretax income

$54mm

Pretax income excluding valuation-related items[5]	MSR[2] fair value changes and hedging results
$144mm	$(93)mm

MSR fair value changes and hedging impact to diluted EPS	Total servicing portfolio UPB[6]
$(1.30)	$700bn

Note: All figures are for 2Q25 or are as of 6/30/25

(1) Includes a $60 million tax benefit, driven by a non-recurring tax benefit of $82 million which primarily consisted of a repricing of deferred tax liabilities due to state apportionment changes driven by recent legislation; impact to diluted EPS was $1.52

(2) EPS = earnings per share; ROE = return on equity; MSR = mortgage servicing rights

(3) See slide 35 for a reconciliation of GAAP net income to non-GAAP annualized operating return on equity

(4) Includes volume fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT)

(5) Excludes $16 million in MSR fair value gains, $109 million in hedging losses, and a $4 million reversal of provision for losses on active loans - see slide 20

(6) UPB = unpaid principal balance; includes loans subserviced for PMT and others

3

2Q25 STRATEGIC UPDATE

Mortgage Banking Operating Pretax Income ($ in millions) Production • 13 - 20% operating return on equity in recent periods of elevated mortgage rates ‒ Servicing expected to continue providing a strong base level of operating earnings, with additional upside potential for the production segment when interest rates decline, as demonstrated by third quarter 2024 results • With mortgage rates in the 6.5-7.5% range and stable delinquencies, we expect annualized operating returns on equity in the mid-to-high teens for the remainder of 2025 5 DELIVERING MID-TO-HIGH-TEENS OPERATING RETURNS ON EQUITY Annualized Operating ROE(1) Note: Figures may not sum due to rounding (1) See slide 35 for a reconciliation of GAAP to non-GAAP items Servicing net of valuation related changes(1)

Portfolio growth drives higher recurring fee income; prepayment speeds slow in rising rate environments, a natural hedge to origination income Refinance recapture to drive earnings growth when rates decline 6 COMPREHENSIVE MORTGAGE BANKING PLATFORM IS A FLYWHEEL Large volumes of production grow servicing portfolio nd largest in the U.S.(1) th largest in the U.S.(1) A culture of continuous process improvement and technological innovation to drive further scale and operational efficiency gains 2 6 Customer base of 2.7 million drives leads for consumer direct Correspondent Production Broker Direct Consumer Direct Leading market position in third-party lending enables access to the more consistent and growing purchase market Servicing Portfolio UPB(2) (in billions) (1) Inside Mortgage Finance for the 12 months ended 3/31/25 or as of 3/31/25 (2) Includes volume subserviced for PMT and others Loan Production Loan Servicing

7 Correspondent Production Long-standing and strong relationships with home builders and leading independent mortgage banks Increasing presence with community banks and credit unions Broker Direct Lending Strong ties to real estate agents and their local communities Nationwide footprint complements our consumer direct lending channel Growing percentage of total industry originations Strong access to the more consistent and growing purchase market U.S. Mortgage Origination Market(1) (UPB in trillions) Purchase Refinance (1) Actual originations: Inside Mortgage Finance. Forecast originations: Average of Mortgage Bankers Association (6/20/25) and Fannie Mae (6/12/25) forecasts CAPTURING GROWTH IN THE EXPANDING PURCHASE MARKET

Rapid closing times enable our partners to compete effectively while feedback loops minimize loan defects A reliable partner with stability and resilience through market shifts and volatility Technology Speed Cost Structure 8 Consistency Relationships Streamlined platforms create best-in-class experiences for our brokers and correspondent partners Long-standing relationships with builders and independent mortgage banks; and a human-focused approach to broker direct lending Among the lowest cost structures in the industry driven by scaled and highly-efficient fulfillment operations UNMATCHED EXCELLENCE AND SUPPORT FOR OUR BUSINESS PARTNERS

9 Last Twelve Months Correspondent Volume(1) (UPB in billions) Note: All data are as of 2Q25 or 6/30/25 unless otherwise noted (1) Inside Mortgage Finance through 3/31/25; includes volumes acquired for PMT (2) Inside Mortgage Finance; 1H25 correspondent market share is an estimate Correspondent Market Share(2) 15+ 771 $150B Years of operational excellence Active clients across the U.S UPB of annual production capacity with current levels of fixed expense OUTRIGHT LEADER IN CORRESPONDENT LENDING

10 RAPIDLY-GROWING WHOLESALE LENDER Broker Direct Market Share(1) #3 Largest wholesale channel participant Trusted alternative and essential second partner for brokers Tech-forward platform with unmatched support throughout the origination process (1) Inside Mortgage Finance through 3/31/25; 1H25 is an estimate

(1) ICE Mortgage Monitor Report - June 2025 11 INTENSE FOCUS ON EXECUTION IN CONSUMER DIRECT PENNYMAC CONSUMER DIRECT Portfolio & Ex Portfolio New Customers Robust data analytics to identify potential opportunities and products to help borrowers meet their needs Refinance recapture rates 2x the industry average(1) offsets lower MSR fair values as rates decline Leveraging our Olympics partnership to increase visibility and recognition Brand marketing to significantly expand our addressable market Serving our large network of more than 5 million current and past homeowners who know and trust Pennymac Targeted, model-driven acquisition campaigns to increase new customer acquisition

PENNYMAC FINANCIAL SERVICES

EARNINGS POTENTIAL FROM CONSUMER DIRECT RECAPTURE OPPORTUNITY

Gov't. Loans: Note Rates >5%(1)

(UPB in billions)


$118
> 7.00% $8
6.50 - 6.99% $26
6.00 - 6.49% $33
5.50 - 5.99% $34
5.00 - 5.49% $17
6/30/25

Gov't. Loan Refinance Recapture Rates


Refinance recapture(2)
Refinance recapture (inc. CES)(3)
2019 28%
2020 27%
2021 43%
2022 48%
2023 38% 48%
2024 45% 53%
1H25 49% 61%

Conv. Loans: Note Rates >5%(1)

(UPB in billions)


$149
> 7.00% $35
6.50 - 6.99% $55
6.00 - 6.49% $24
5.50 - 5.99% $22
5.00 - 5.49% $13
6/30/25

Conv. Loans Refinance Recapture Rates


Refinance recapture(2)
Refinance recapture (inc. CES)(3)
2019 12%
2020 12%
2021 22%
2022 30%
2023 12% 42%
2024 10% 31%
1H25 17% 40%

- Investments in technology and process innovation have driven meaningful improvements in recapture rates
- Large opportunity when rates decline as borrowers with loans originated at higher note rates seek to refinance
- Introduction of closed-end second liens in 2022 for customers to access home equity while retaining their low-rate, first lien mortgage

Note: Figures may not sum due to rounding
(1) Includes first-lien serviced for PFSI's own account as well as those subserviced for PMT
(2) Numerator = UPB of new consumer direct first lien refinance originations for existing portfolio customers; denominator = UPB of payoffs with no transfer of title or MLS listing identified
(3) Numerator = UPB of new consumer direct first lien refinance originations for existing portfolio customers + UPB of new consumer direct closed-end second lien (CES) originations from portfolio customers + UPB of retained first-liens for associated CES originations; denominator = UPB of payoffs with no transfer of title or MLS listing identified + UPB of retained first-liens for associated CES originations

12

Rapidly advancing AI capabilities while making prudent investments and managing risk that will support our ability to: BUILDING MOMENTUM IN THE DEPLOYMENT OF ARTIFICIAL INTELLIGENCE Improve the Customer Experience Generate Additional Revenues Continue to Reduce Expenses Pennymac’s AI Accelerator Team We have implemented or are developing 35+ AI tools and applications with a projected economic benefit of approximately $25 million annually, while meaningfully improving our customer experience, which is expected to unlock significant revenue growth ● Top AI engineers and experts dedicated to advancing the implementation of AI across our businesses ● Key objective: increase the speed of delivery and adoption of AI productivity tools and applications while ensuring proper governance within our operating model 1 2 3 13

Relentless pursuit and investment in technology has been our cornerstone, driving shareholder value, dramatic cost efficiencies and the ability to deliver unrivaled service to our millions of customers PENNYMAC’S VISION FOR ARTIFICIAL INTELLIGENCE What have we done? What are we doing? What comes next? What is our vision? ● Tools acquisition and framework set-up ● Workplace productivity tools ● Document recognition and processing ● Speech analytics ● Internal and external chatbots ● Coding productivity tools ● Accelerated chatbot development ● Leverage developed frameworks ● Pennymac data model ● Agent automation of complex loan processing activities ● Robust self-serve capabilities ● Expanded use of coding assistants ● Advanced lead generation processes ● Fully automated loan processing ● Full self-service origination and servicing ● Development activities performed by AI ● Agentic capabilities on proprietary platforms 14

KEY OPERATING METRICS & OTHER FINANCIAL SCHEDULES

PENNYMAC’S MARKET SHARE OVER TIME ACROSS ITS BUSINESSES 16 Loan Servicing Market Share Correspondent Production Market Share(1) (1) Broker Direct Market Share(1) Consumer Direct Market Share(1) Note: All figures are for PFSI and include volume fulfilled or subserviced for PMT (1) Historical market share: Inside Mortgage Finance; excludes second lien originations. For LTM 2Q25, we estimate $1.7 trillion in total origination volume, and that the correspondent channel represented 31% of the overall origination market, retail represented 49%, and broker represented 20%. Loan servicing market share is based on PFSI’s servicing portfolio UPB of $700 billion divided by $14.5 trillion in mortgage debt outstanding

PRODUCTION SEGMENT HIGHLIGHTS – VOLUME BY CHANNEL

Correspondent
(UPB in billions)



$32.2
$29.8
$23.7
$24.8
$22.5
$23.0
$3.1
$2.2
$2.8
$13.2
$10.3
$11.3
$10.0
$9.0
$13.5
2Q24
1Q25
2Q25
Conv. Acquisitions - for PFSI(1)
Gov't. Acquisitions - for PFSI(1)
Conv. and Jumbo Acquisitions - for PMT(2)
Total Locks(3)

Broker Direct
(UPB in billions)



$7.2
$5.5
$5.3
$4.3
$3.2
$3.3
2Q24
1Q25
2Q25
Originations
Locks

Consumer Direct
(UPB in billions)



$3.9
$3.8
$2.7
$2.6
$2.8
$1.4
2Q24
1Q25
2Q25
Originations
Locks

July 2025 (Estimated) — Correspondent

Locks: (UPB in billions)	$10.5
Acquisitions: (UPB in billions)	$10.5

July 2025 (Estimated) — Broker Direct

Locks: (UPB in billions)	$2.5
Originations: (UPB in billions)	$2.0
Committed pipeline(4): (UPB in billions)	$2.2

July 2025 (Estimated) — Consumer Direct

Locks: (UPB in billions)	$1.5
Originations: (UPB in billions)	$0.9
Committed pipeline(4): (UPB in billions)	$1.5

Note: Figures may not sum due to rounding
(1) Government-insured or guaranteed loans and certain conventional loans acquired through PMT's correspondent production business and subsequently sold to PFSI; PFSI earns income from holding and selling or securitizing the loans
(2) Loans fulfilled for PMT; for these loans, PFSI earns a fulfillment fee from PMT rather than income from holding and selling or securitizing the loans
(3) Includes locks related to both PFSI and PMT loan acquisitions
(4) Commitments to originate mortgage loans at specified terms at period end

17

PENNYMAC FINANCIAL SERVICES

DRIVERS OF PRODUCTION SEGMENT RESULTS

($ in millions)	2Q24 Fallout Adjusted Locks	2Q24 Margin / Fulfillment Fee (bps)[1]	2Q24 Revenue Contribution (net of Loan origination expense)	2Q24 % of Production Revenue	1Q25 Fallout Adjusted Locks	1Q25 Margin / Fulfillment Fee (bps)[1]	1Q25 Revenue Contribution (net of Loan origination expense)	1Q25 % of Production Revenue	2Q25 Fallout Adjusted Locks	2Q25 Margin / Fulfillment Fee (bps)[1]	2Q25 Revenue Contribution (net of Loan origination expense)	2Q25 % of Production Revenue
PFSI correspondent[2]	$ 20,503	30	$ 61.3	38%	$ 21,216	27	$ 57.7	28%	$ 27,634	25	$ 70.2	33%
Broker direct	3,105	103	32.0	20%	4,050	91	36.7	18%	5,355	87	46.5	22%
Consumer direct	1,764	393	69.3	43%	2,455	354	86.9	43%	2,403	408	98.1	47%
Other[3]	n/a	n/a	(5.0)	(3)%	n/a	n/a	17.2	8%	n/a	n/a	(9.9)	(5)%
Total PFSI account revenues[4]	**$ 25,372**	**62**	**$ 157.5**	**97%**	**$ 27,721**	**72**	**$ 198.6**	**97%**	**$ 35,392**	**58**	**$ 204.9**	**97%**
PMT conventional correspondent	2,148	21	4.4	3%	2,443	22	5.3	3%	3,183	18	5.8	3%
Total Production revenues[4]		**59**	**$ 162.0**	**100%**		**68**	**$ 203.8**	**100%**		**55**	**$ 210.7**	**100%**
Production expenses[4]	**$ 27,520**	**39**	**$ 106.8**	**66%**	**$ 30,163**	**47**	**$ 141.9**	**70%**	**$ 38,575**	**40**	**$ 153.0**	**73%**
Production segment pretax income		**20**	**$ 55.2**	**34%**		**21**	**$ 61.9**	**30%**		**15**	**$ 57.8**	**27%**

- Revenue per fallout adjusted lock for PFSI's own account was 58 basis points in 2Q25, down from 72 basis points in 1Q25
  - Higher revenue contributions in all channels partially offset by negative effects from other cross-channel impacts[3]
  - Higher proportion of correspondent and broker direct volumes
- Production expenses[4] increased 8% from the prior quarter partially due to increased capacity in direct lending to rapidly address opportunities provided by lower mortgage rates

Note: Figures may not sum due to rounding
(1) Expected revenue net of direct origination costs at time of lock (2) Includes government-insured or guaranteed loans and certain conventional loans for PFSI's own account (3) Reflects timing of revenue and loan origination expense recognition, hedging, pricing & execution changes, and other items (4) Total PFSI account revenues, total production revenues and production expenses are presented net of loan origination expenses, which are managed as a component of revenue margins

18

SERVICING SEGMENT HIGHLIGHTS

- Servicing portfolio totaled $699.7 billion in UPB at June 30, 2025, up 3% Q/Q and 11% Y/Y
- Continuing to pursue opportunities to expand our subservicing business beyond PMT
- Production volumes more than offset prepayment activity, leading to continued portfolio growth
- 60+ day delinquency rates for owned MSR essentially unchanged from the end of the prior quarter
- Modification volume decreased from the prior quarter while EBO loan volume increased slightly

Selected Operational Metrics	1Q25	2Q25
Loans serviced (in thousands)	2,651	2,704
60+ day delinquency rate - owned portfolio[1]	3.1%	3.2%
60+ day delinquency rate - sub-serviced portfolio[2]	0.7%	0.7%
Actual CPR - owned portfolio[1]	6.8%	8.5%
Actual CPR - sub-serviced portfolio[2]	4.7%	6.5%
UPB of completed modifications ($ in millions)[3]	$4,767	$4,019
EBO loan volume ($ in millions)[4]	$995	$1,029

Loan Servicing Portfolio Composition
(UPB in billions)



$632.7
$680.2
$699.7
6/30/24
3/31/25
6/30/25
Owned
Subserviced

Net Portfolio Growth
(UPB in billions)



$680.2
$(18.4)
$37.9
$699.7
At 3/31/25
Runoff(5)
Additions from loan production(6)
At 6/30/25

Note: Figures may not sum due to rounding
(1) Owned portfolio is predominantly government-insured and guaranteed loans – see Appendix slide 33 for additional details; delinquency data based on loan count (i.e., not UPB); CPR = Conditional Prepayment Rate
(2) Represents PMT's MSRs that we service
(3) UPB of completed modifications includes loss mitigation efforts associated with partial claims programs
(4) Early buyouts of delinquent loans from Ginnie Mae pools during the period
(5) Also includes loans sold with servicing released in connection with any asset sales by PMT
(6) Includes consumer and broker direct production, government and conventional correspondent acquisitions, and conventional conforming and jumbo loan acquisitions subserviced for PMT

19

SERVICING PROFITABILITY EXCLUDING VALUATION-RELATED CHANGES

PENNYMAC FINANCIAL SERVICES

	2Q24		1Q25		2Q25	
	$ in millions	basis points[1]	$ in millions	basis points[1]	$ in millions	basis points[1]
Loan servicing fees	$ 440.7	28.2	$ 488.5	29.0	$ 506.7	29.4
Earnings on custodial balances and deposits and other income	110.6	7.1	102.1	6.1	115.9	6.7
Realization of MSR cash flows	(200.7)	(12.9)	(225.5)	(13.4)	(263.1)	(15.3)
EBO loan-related revenue[2]	26.8	1.7	36.0	2.1	33.0	1.9
Servicing expenses:						
Operating expenses	(75.8)	(4.9)	(80.8)	(4.8)	(79.6)	(4.6)
Payoff-related expense[3]	(10.4)	(0.7)	(13.3)	(0.8)	(17.2)	(1.0)
Losses and provisions for defaulted loans	(13.3)	(0.9)	(15.4)	(0.9)	(21.5)	(1.2)
EBO loan transaction-related expense	(0.6)	(0.0)	(0.9)	(0.1)	(0.8)	(0.0)
Interest expense	(113.6)	(7.3)	(119.2)	(7.1)	(129.6)	(7.5)
Non-GAAP: Pretax income excluding valuation-related changes	**$ 163.6**	**10.5**	**$ 171.5**	**10.2**	**$ 143.7**	**8.3**
Valuation-related changes						
MSR fair value[4]	99.4		(205.5)		15.9	
Hedging derivatives (losses) gains	(171.8)		106.8		(109.1)	
Reversal of (provision for) losses on active loans[5]	(0.6)		3.2		3.6	
GAAP: Servicing segment pretax income	**$ 90.7**		**$ 76.0**		**$ 54.2**	
Average servicing portfolio UPB	**$ 624,746**		**$ 672,965**		**$ 689,612**	

- Loan servicing fees increased from the prior quarter due to growth in the MSR portfolio; operating expenses were down slightly
- Earnings on custodial balances and deposits increased from the prior quarter due to higher average balances
  - Custodial funds managed for PFSI's owned servicing portfolio averaged $7.5 billion in 2Q25, up from $6.2 billion in 1Q25
- Realization of cash flows was up from the prior quarter due to growth in the MSR portfolio and higher realized and projected prepayment activity

Note: Figures may not sum due to rounding
(1) Of average portfolio UPB, annualized
(2) Comprised of net gains on mortgage loans held for sale at fair value and interest income related to EBO loans
(3) Consists of interest shortfall and recording and release fees
(4) Changes in fair value do not include realization of MSR cash flows
(5) Considered in the assessment of MSR fair value changes

20

• Pennymac’s per loan servicing expenses are among the lowest in the industry, despite a higher concentration of government loans, which are more difficult to service • Industry-leading customer service as evidenced by our multi-year servicing excellence awards from HUD, Fannie Mae and Freddie Mac • Lower unit costs due to the implementation of SSE, our proprietary servicing system, in 2019 21 Operating Expenses (annualized bps of average servicing portfolio UPB) Direct Servicing Expense(1) (annual $ cost per loan) TECHNOLOGY DRIVING EFFICIENCIES AND LOWER EXPENSES IN SERVICING • Culture of continuous process improvement • Continuing to increase efficiency through the use of emerging technologies, including capabilities of generative artificial intelligence • Increased scale and efficiency as the portfolio grows • Delinquencies remain moderated in the current market environment, further reducing operating expenses % Government Portfolio (1) MBA 2025 Servicing Operations Study (2024 data), Pennymac is included within Large IMBs

• PFSI seeks to moderate the impact of interest rate changes on the fair value of its MSR asset through a comprehensive hedging strategy that also considers production-related income ‒ MSR hedging results and hedge costs negatively impacted due to extreme rate volatility in April ‒ Strategically adjusted our hedging practices for increased direct lending capacity; we currently expect lower costs and greater consistency of hedge performance in future periods ‒ Shape of the yield curve, volatility, changes in mortgage basis and other factors can impact our realized hedge ratio 22 HEDGING APPROACH MODERATES THE VOLATILITY OF PFSI’S RESULTS MSR Valuation Changes and Offsets ($ in millions) MSR fair value change before realization of cash flows Hedging and related gains (losses) Production pretax income Attributed Performance MSR Hedge Net Rate Impacts $25.5 $(54.9) $(29.4) Hedge Costs - $(54.2) $(54.2) Other Assumption & Performance Impacts $(9.6) - $(9.6) Prepayment-related $0.6 - $0.6 Delinquency-related $(12.8) - $(12.8) Other $2.6 - $2.6 Total $15.9 $(109.1) $(93.2)

• Targeted debt-to-equity ratio near 3.5x with fluctuations largely driven by the origination environment or other market opportunities • Targeted non-funding debt-to-equity ratio near 1.5x; may be modestly above at current interest rate levels MSR & Servicing Advance Financing PFSI’S STRONG BALANCE SHEET AND DIVERSE CAPITAL STRUCTURES 23 Low Debt-to-Equity (D/E) Ratio Diverse Financing Sources High Tangible Net Worth (TNW)(2)/Assets • High tangible net worth (TNW) / assets excluding loans eligible for repurchase • Unsecured senior notes provide low, fixed interest rates; first maturity in October 2029 • Issued $850 million of senior unsecured notes due May 2032 • Redeemed $650 million of unsecured senior notes due October 2025 and $500 million of GNMA MSR term notes due May 2027 • As of June 30, 2025 total liquidity including cash and amounts available to draw with collateral pledged was $4.2 billion Non-funding D/E(1) Total D/E TNW / Assets TNW / Assets ex. Loans eligible for repurchase Financing capacity across multiple banks Note: All figures are as of June 30, 2025 (1) Non-funding debt includes face value of unsecured senior notes and notes payable secured by MSR, in addition to the amount drawn on the variable funding note (2) Tangible net worth excludes capitalized software

APPENDIX

PFSI Purchase Mix Industry Purchase Mix(5) 25 TRACK RECORD OF STRONG PERFORMANCE ACROSS MARKET ENVIRONMENTS Proven ability to generate attractive ROEs… …across different market environments… …with a strong orientation towards purchase money mortgages. (1) Represents partial year; initial public offering was May 8, 2013 (2) Adjusted return on equity was 7% excluding arbitration accrual of $158 million and related tax impact (3) Inside Mortgage Finance for historical data; forecast for 2025 represents the average of Mortgage Bankers Association (7/17/25) and Fannie Mae (6/12/25) forecasts (4) Bloomberg (5) Inside Mortgage Finance for historical industry purchase mix, 2Q25 is an estimate of Mortgage Bankers Association (7/17/25) and Fannie Mae (6/12/25) forecasts Average: 20% U.S. Origination Market(3) (in trillions) PFSI's Annualized Return on Average Common Stockholders' Equity (ROE) 10-Year Treasury Yield(4)

CURRENT MARKET ENVIRONMENT AND MACROECONOMIC TRENDS

PENNYMAC FINANCIAL SERVICES

Average 30-year fixed rate mortgage(1)



6.65%
6.77%
8.0%
6.0%
4.0%
6/30/22
9/30/22
12/31/22
3/31/23
6/30/23
9/30/23
12/31/23
3/31/24
6/30/24
9/30/24
12/31/24
3/31/25
6/30/25

10-year Treasury Bond Yield(2)



4.21%
4.23%
5.0%
4.0%
3.0%
2.0%
6/30/22
9/30/22
12/31/22
3/31/23
6/30/23
9/30/23
12/31/23
3/31/24
6/30/24
9/30/24
12/31/24
3/31/25
6/30/25

U.S. Origination Market Forecast(3)

(UPB in trillions)



$1.7
$0.4
$1.3
$2.0
$0.6
$1.4
$2.3
$0.7
$1.5
2024
2025E
2026E
Purchase
Refinance

Macroeconomic Metrics(4)

	6/30/24	9/30/24	12/31/24	3/31/25	6/30/25
10-year Treasury bond yield	4.4%	3.8%	4.6%	4.2%	4.2%
2/10 year Treasury yield spread	-0.4%	0.1%	0.3%	0.3%	0.5%
30-year fixed rate mortgage	6.9%	6.1%	6.9%	6.7%	6.8%
Secondary mortgage rate	5.8%	4.9%	5.9%	5.6%	5.5%
U.S. home price appreciation (Y/Y% change)	5.5%	3.9%	4.0%	3.4%	2.7%
Residential mortgage originations (in billions)	$430	$455	$460	$355	$500

(1) Freddie Mac Primary Mortgage Market Survey. (2) U.S. Department of the Treasury. (3) Actual originations: Inside Mortgage Finance; Forecast originations; Average of Mortgage Bankers Association (7/17/25) and Fannie Mae (6/12/25) forecasts
(4) 10-year Treasury bond yield and 2/10 year Treasury yield spread: Bloomberg. Average 30-year fixed rate mortgage: Freddie Mac Primary Mortgage Market Survey. Average secondary mortgage rate: 30-Year FNCL Par Coupon Index (MTGEFNCL), Bloomberg. U.S. home price appreciation: S&P CoreLogic Case-Shiller U.S. National Home Price NSA Index (SPCSUSA); data is as of 4/30/25. Residential mortgage originations are for the quarterly period ended; source: Inside Mortgage Finance

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ACQUISITIONS AND ORIGINATIONS BY PRODUCT 27 Note: Figures may not sum due to rounding Unaudited ($ in millions) 2Q24 3Q24 4Q24 1Q25 2Q25 Correspondent Acquisitions Conventional Conforming - for PMT $ 2,195 $ 5,851 $ 3,241 $ 2,437 $ 2,740 Conventional Conforming - for PFSI 10,007 8,092 13,567 8,961 13,521 Government - for PFSI 10,301 11,788 11,018 11,263 13,235 Jumbo - for PMT 34 97 256 344 346 Total $ 22,537 $ 25,829 $ 28,082 $ 23,005 $ 29,841 Broker Direct Originations - for PFSI Conventional Conforming $ 2,059 $ 1,844 $ 2,115 $ 1,658 $ 2,876 Government 865 1,183 1,340 887 1,546 Jumbo 241 368 698 744 813 Closed-end second liens 15 28 29 28 37 Total $ 3,179 $ 3,424 $ 4,182 $ 3,316 $ 5,272 Consumer Direct Originations - for PFSI Conventional Conforming $ 374 $ 365 $ 580 $ 517 $ 739 Government 804 1,786 2,514 1,728 1,593 Jumbo 12 15 22 22 20 Closed-end second liens 257 278 302 338 417 Total $ 1,447 $ 2,444 $ 3,418 $ 2,604 $ 2,768 Total acquisitions / originations $ 27,163 $ 31,696 $ 35,682 $ 28,926 $ 37,882 UPB of loans fulfilled for PMT (included in correspondent acquisitions) $ 2,229 $ 5,948 $ 3,497 $ 2,782 $ 3,086

INTEREST RATE LOCKS BY PRODUCT 28 Note: Figures may not sum due to rounding Unaudited ($ in millions) 2Q24 3Q24 4Q24 1Q25 2Q25 Correspondent Locks Conventional Conforming - for PMT $ 2,602 $ 7,373 $ 2,741 $ 2,210 $ 3,009 Conventional Conforming - for PFSI 9,914 8,229 13,810 9,988 14,697 Government - for PFSI 11,100 12,448 11,088 12,107 13,960 Jumbo - for PMT 90 253 454 526 529 Total $ 23,706 $ 28,304 $ 28,093 $ 24,831 $ 32,197 Broker Direct Locks - for PFSI Conventional Conforming $ 2,559 $ 2,533 $ 2,334 $ 2,647 $ 3,651 Government 1,266 2,039 1,249 1,592 2,094 Jumbo 433 720 834 1,192 1,354 Closed-end second liens 29 43 34 48 52 Total $ 4,287 $ 5,335 $ 4,451 $ 5,478 $ 7,151 Consumer Direct Locks - for PFSI Conventional Conforming $ 551 $ 785 $ 744 $ 939 $ 992 Government 1,698 3,972 2,480 2,416 2,155 Jumbo 21 26 29 27 29 Closed-end second liens 428 435 397 501 613 Total $ 2,698 $ 5,218 $ 3,650 $ 3,883 $ 3,788 Total locks $ 30,691 $ 38,856 $ 36,194 $ 34,192 $ 43,136

PRODUCTION SEGMENT HIGHLIGHTS – BUSINESS TRENDS BY CHANNEL

PENNYMAC FINANCIAL SERVICES

Multi-channel approach provides flexibility and has proven to be a competitive advantage, supporting profitability and pricing discipline while driving growth of the servicing portfolio

Correspondent

- Pennymac remains the largest correspondent aggregator in the U.S.
- Lock volumes for PFSI's account were up 30% and acquisitions were up 32% from 1Q25, consistent with the growth in the overall market
- PMT retained 17% of total conventional conforming correspondent production in 2Q25 compared to 21% in 1Q25
  - We expect PMT to retain approximately 15 - 25% of total conventional conforming correspondent production in 3Q25
- 771 correspondent sellers at June 30, 2025, down slightly from March 31, 2025
- Purchase volume in 2Q25 was 90% of total acquisitions

Broker Direct

- Lock volumes were up 31% and originations were up 59% from 1Q25
- Approved brokers totaled 5,084 at June 30, 2025 up 5% from March 31, 2025 and 19% from June 30, 2024
  - Top brokers see Pennymac as a strong alternative to the top two channel lenders
- Purchase volume in 2Q25 was 81% of total originations
- Continued strength in jumbo originations, which were 15% of total originations in 2Q25 compared to 22% in 1Q25

Consumer Direct

- Lock volumes were down 2% and originations were up 6% from 1Q25
- Continue to provide for the spectrum of needs of the 2.7 million customers in our servicing portfolio
  - Refinance lock volume in 2Q25 was $2.7 billion, or 70% of total locks
  - 95% of total lock volume, including both first and second-liens, was sourced from our large and growing servicing portfolio
  - $417 million of closed-end second lien mortgage loans funded in 2Q25, up from $338 million in 1Q25

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CREDIT CHARACTERISTICS BY ACQUISITION/ORIGINATION PERIOD 30 Correspondent Broker Direct Consumer Direct Note: Figures exclude closed-end second liens (CES) Weighted Average FICO Weighted Average DTI 2Q24 3Q24 4Q24 1Q25 2Q25 2Q24 3Q24 4Q24 1Q25 2Q25 Government-insured 715 715 719 718 721 Government-insured 44 44 44 45 45 Conventional Conforming 765 770 770 768 769 Conventional Conforming 38 38 38 38 38 Jumbo 776 774 778 777 777 Jumbo 36 36 36 37 38 Weighted Average FICO Weighted Average DTI 2Q24 3Q24 4Q24 1Q25 2Q25 2Q24 3Q24 4Q24 1Q25 2Q25 Government-insured 714 716 718 712 715 Government-insured 46 46 46 45 45 Conventional Conforming 764 765 769 765 763 Conventional Conforming 39 38 38 38 38 Jumbo 780 776 778 775 778 Jumbo 36 37 37 38 37 Weighted Average FICO Weighted Average DTI 2Q24 3Q24 4Q24 1Q25 2Q25 2Q24 3Q24 4Q24 1Q25 2Q25 Government-insured 692 702 695 687 688 Government-insured 45 45 44 44 44 Conventional Conforming 747 752 755 755 754 Conventional Conforming 39 38 37 37 37 Jumbo 765 762 770 778 763 Jumbo 38 37 37 45 35

June 30, 2025 Mortgage Servicing Rights Unaudited ($ in millions) Pool UPB(1) $463,132 Weighted average coupon 4.7% Weighted average servicing fee/spread 0.39% Weighted average prepayment speed assumption (CPR) 8.9% Fair value $9,531 As a multiple of servicing fee 5.3 31 MSR ASSET VALUATION (1) Excludes loans held for sale at fair value

FHA 2023 Vintage FHA 2024 Vintage VA 2023 Vintage VA 2024 Vintage DELINQUENCY TRENDS AND SERVICING ADVANCES OUTSTANDING 32 Trends in Delinquency and Foreclosure Rates(1) 30-60 Day 60-90 Day 90+ Day In foreclosure (1) Owned MSR portfolio and includes loans acquired for sale at fair value; delinquency and foreclosure rates based on UPB; as of 6/30/25, the UPB of mortgage servicing rights owned by PFSI and loans held for sale totaled $470 billion (2) Source: Ginnie Mae; as of 6/30/25; loans with 12 months of seasoning; weighted by current UPB ● Overall, mortgage delinquency rates for the MSR portfolio increased slightly from the prior quarter but declined slightly from the prior year period, and remain within expected ranges for a predominately government-insured or guaranteed loan portfolio ● Servicing advances outstanding for PFSI’s MSR portfolio were approximately $362 million at June 30, 2025, down from $414 million at March 31, 2025 ‒ No principal and interest advances are outstanding 60+ Day Delinquency Rates for Recently Originated FHA and VA Loans(2)

33 PFSI’S OWNED MSR PORTFOLIO CHARACTERISTICS Note: Figures may not sum due to rounding (1) Government loans include loans securitized in Ginnie Mae pools as well as loans sold to private investors (2) Other represents MSRs collateralized by conventional loans sold to private investors (3) Loan-to-values for closed-end seconds include only the second lien balance (4) Excludes loans held for sale at fair value As of June 30, 2025 Segment UPB ($ in billions)⁽⁴⁾ % of Total UPB Loan count (in thousands) Note rate Seasoning (months) Remaining maturity (months) Loan size ($ in thousands) FICO credit score at origination Original LTV Current LTV 60+ Delinquency (by UPB) Government⁽¹⁾ FHA $161.2 34.8% 751 4.7% 46 317 $215 683 93% 70% 5.3% VA $128.9 27.8% 463 4.0% 42 317 $278 731 90% 70% 1.8% USDA $20.8 4.5% 140 4.1% 61 302 $148 700 98% 65% 5.3% GSE FNMA $58.7 12.7% 183 5.2% 29 318 $321 763 75% 63% 0.6% FHLMC $80.6 17.4% 240 5.5% 22 326 $335 760 76% 67% 0.7% Other and Closed-End Seconds Other⁽²⁾ $10.9 2.4% 26 6.8% 12 348 $413 774 74% 70% 0.3% Closed-End Seconds⁽³⁾ $2.1 0.4% 26 9.4% 11 250 $80 744 19% 18% 0.2% Grand Total $463.2 100.0% 1,830 4.7% 38 318 $253 723 86% 68% 2.8%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA 34 Note: Figures may not sum due to rounding ($ in millions) 2Q24 1Q25 2Q25 Net income $ 98.3 $ 76.3 $ 136.5 Provision for income taxes 35.6 27.9 (60.0) Income before provision for income taxes 133.9 104.2 76.4 Depreciation and amortization 14.2 13.9 14.7 (Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model (99.4) 205.5 (15.9) Hedging losses (gains) associated with MSRs 171.8 (106.8) 109.1 Stock-based compensation (2.2) 11.1 7.5 Non-recurring items (12.5) - - Interest expense on corporate debt and capital lease 44.0 60.1 70.2 Adjusted EBITDA $ 249.7 $ 288.0 $ 262.0

PENNYMAC FINANCIAL SERVICES

RECONCILIATION OF GAAP ITEMS TO NON-GAAP ITEMS

Reconciliation of GAAP net income to operating net income and annualized operating return on equity

($ in millions)	2Q24	3Q24	4Q24	1Q25	2Q25
Net income	**$ 98.3**	**$ 69.4**	**$ 104.5**	**$ 76.3**	**$ 136.5**
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	(99.4)	402.4	(540.4)	205.5	(15.9)
Hedging losses (gains) associated with MSRs	171.8	(242.1)	608.1	(106.8)	109.1
Non-recurring items	(12.5)	-	-	-	-
Adjustments	59.9	160.4	67.7	98.7	93.2
Tax impacts of adjustments(1)	16.1	43.1	18.1	26.4	23.4
Non-recurring tax adjustment	-	-	-	-	(81.6)
Operating net income	**$ 142.1**	**$ 186.7**	**$ 154.1**	**$ 148.6**	**$ 124.6**
Average stockholders' equity	$ 3,614.2	$ 3,694.8	$ 3,779.2	$ 3,857.5	$ 3,939.9
Annualized operating return on equity	**16%**	**20%**	**16%**	**15%**	**13%**

Reconciliation of GAAP servicing pretax income (loss) to servicing pretax income net of valuation related changes

($ in millions)	2Q24	3Q24	4Q24	1Q25	2Q25
Servicing pretax income	**$ 90.7**	**$ 3.3**	**$ 87.3**	**$ 76.0**	**$ 54.2**
(Increase) decrease in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	(99.4)	402.4	(540.4)	205.5	(15.9)
Hedging losses (gains) associated with MSRs	171.8	(242.1)	608.1	(106.8)	109.1
Non-recurring items	-	-	-	-	-
Provision for credit losses on active loans	0.6	5.7	13.3	(3.2)	(3.6)
Servicing pretax income net of valuation related changes	**$ 163.6**	**$ 169.4**	**$ 168.3**	**$ 171.5**	**$ 143.7**

Note: Figures may not sum due to rounding

(1) Assumes a tax rate of 26.85% in periods prior to 4Q24, 26.70% in 4Q24 and 1Q25, and 25.165% in 2Q25

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